UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 30, 2005


                         FLEETWOOD ENTERPRISES, INC.
              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-7699                         95-1948322
(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California 92503-5527
                  (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (951) 351-3500

                               Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


INFORMATION INCLUDED IN THIS REPORT

Item 2.05. Costs Associated with Exit or Disposal Activities.

At a Board of Directors' meeting held on March 30, 2005, the Board authorized management to exit the manufactured housing retail and financial services businesses. The Company remains committed to the wholesale (manufacturing) segment of its Housing Group. Management has been directed to pursue the exit plan in an orderly fashion over the course of the next year. The Board has authorized management to pursue offers for the retail and financial businesses as an operating entity, but to also be prepared to solicit multiple buyers for the retail operations if appropriate in order to maximize the value of the businesses to the Company's shareholders. The Company is taking this action in order to eliminate the losses it has incurred in its retail operations, and to enable it to return to its traditional focus on manufacturing operations and wholesale distribution in both its manufactured housing and in its recreational vehicle businesses.

It may be necessary to write down the value of certain long-lived assets and inventory in the fourth fiscal quarter and in subsequent periods, as well as to revalue the financial services loan portfolio at the lower of cost or market, but the Company is unable to estimate a range of amounts for such charges at this time.

Other major types of costs, charges and cash expenditures that will be incurred in subsequent periods as a result of the implementation of the exit plan include contract termination costs, termination benefits, and gains or losses upon disposal. The Company is unable to estimate the range of those costs, charges or expenditures, which could vary widely depending on the terms of any specific purchase and sale agreements and the successful execution of the exit strategy. These costs, charges and expenditures will, however, be substantial.

These costs, as well as the ongoing financial results for the retail and financial services businesses, will be accounted for as discontinued operations effective with the fourth fiscal quarter. The presentation of financial results in prior periods will also be revised to reflect these businesses as discontinued operations.

A press release, which is furnished as Exhibit 99.1 to this Report and is incorporated by reference in this Item 2.05, has been issued by the Company describing the Board action. The press release also discusses the consolidation of manufacturing plants, which is unrelated to the Board action described in this Form 8-K.


Item 9.01. Financial Statements and Exhibits.

(c) Exhibits


Exhibit 99.1     Press release of Fleetwood Enterprises, Inc. dated April 5,
                 2005.



                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 5, 2005
                                   FLEETWOOD ENTERPRISES, INC.



                                   By: /s/ Leonard J. McGill
                                       --------------------------
                                       Leonard J. McGill
                                       Senior Vice President,
                                       Corporate Finance;
                                       Chief Governance Officer


                         Index to Exhibits

Exhibit 99.1   Press release of Fleetwood Enterprises, Inc. dated April 5,
               2005.